Exhibit 99.1

News Release

CONTACTS:	Jeff Richardson (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-0983	October 19, 2007
Jim Eglseder (Investors)
(513) 534-8424
Stephanie Honan (Media)
(513) 534-6957

FIFTH THIRD BANCORP REPORTS THIRD QUARTER 2007

EARNINGS OF $0.71 PER DILUTED SHARE

Earnings Highlights

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Net income (in millions)	$376	$376	$359	$66	$377	—	—
Common Share Data
Earnings per share, basic	0.71	0.69	0.65	0.12	0.68	3%	4%
Earnings per share, diluted	0.71	0.69	0.65	0.12	0.68	3%	4%
Cash dividends per common share	0.42	0.42	0.42	0.40	0.40	—	5%
Financial Ratios
Return on average assets	1.46%	1.49%	1.47%	0.25%	1.41%	(2%)	4%
Return on average equity	16.0	15.7	14.6	2.6	15.1	2%	6%
Tangible equity	6.88	6.92	7.65	7.79	7.40	(1%)	(7%)
Net interest margin (a)	3.34	3.37	3.44	3.16	2.99	(1%)	12%
Efficiency (a)	55.0	55.3	57.0	82.9	55.5	(1%)	(1%)
Common shares outstanding (in thousands)	532,627	535,697	550,077	556,253	558,066	(1%)	(5%)
Average common shares outstanding (in thousands):
Basic	530,123	540,264	551,501	554,978	555,565	(2%)	(5%)
Diluted	532,471	543,228	554,175	557,654	557,949	(2%)	(5%)

(a)	Presented on a fully taxable equivalent basis

Fifth Third Bancorp today reported third quarter 2007 earnings of $376 million, or $0.71 per diluted share, compared with $376 million, or $0.69 per diluted share, in the second quarter of 2007 and $377 million, or $0.68 per diluted share, for the same period in 2006.

“Third quarter results were solid in a quarter that saw significant market disruption. While we weren’t completely immune from that disruption, we were spared most of its effects,” said Kevin T. Kabat, President and CEO of Fifth Third Bancorp. “Revenue growth of two percent sequentially and seven percent from a year ago was impressive, given the market, with strength in both net interest income and fee income. Expenses were also well controlled during the quarter. Credit continues to be a challenge and we are actively managing our risks as the cycle progresses. We continue to expect further deterioration in credit trends for the near future but the deterioration to remain manageable. Overall, we were pleased with our results given the macro environment in this kind of quarter and continue to execute our strategic plans.”

Income Statement Highlights

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$760	$745	$742	$744	$719	2%	6%
Provision for loan and lease losses	139	121	84	107	87	14%	59%
Total noninterest income	722	707	648	219	662	2%	9%
Total noninterest expense	816	803	793	798	767	2%	6%

Income before income taxes (taxable equivalent)	527	528	513	58	527	—	—

Taxable equivalent adjustment	6	6	6	6	6	—	—
Applicable income taxes	145	146	148	(14)	144	(1%)	1%

Net income available to common shareholders (a)	376	375	359	66	377	—	—

Earnings per share, diluted	$0.71	$0.69	$0.65	$0.12	$0.68	3%	4%

(a)	Dividends on preferred stock are $.185 million for all quarters presented

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,535	$1,495	$1,466	$1,551	$1,540	3%	—
Total interest expense	775	750	724	807	821	3%	(6%)

Net interest income (taxable equivalent)	$760	$745	$742	$744	$719	2%	6%

Average Yield
Yield on interest-earning assets	6.74%	6.76%	6.79%	6.58%	6.40%	—	5%
Yield on interest-bearing liabilities	4.04%	4.08%	4.07%	4.17%	4.14%	(1%)	(2%)

Net interest rate spread (taxable equivalent)	2.70%	2.68%	2.72%	2.41%	2.26%	1%	19%

Net interest margin (taxable equivalent)	3.34%	3.37%	3.44%	3.16%	2.99%	(1%)	12%
Average Balances ($ in millions)
Loans and leases, including held for sale	$78,244	$77,048	$75,861	$75,262	$73,938	2%	6%
Total securities and other short-term investments	12,129	11,711	11,673	18,262	21,582	4%	(44%)
Total interest-bearing liabilities	76,070	73,735	72,148	76,769	78,735	3%	(3%)
Shareholders’ equity	9,325	9,599	9,970	10,150	9,878	(3%)	(6%)

Net Interest Income

Net interest income of $760 million on a taxable equivalent basis was up $15 million, or two percent, from the second quarter. Growth was driven by a two percent increase in earning assets, wider asset spreads, and lower wholesale borrowing rates during the quarter. Otherwise, the following factors offset one another in their effect on net interest income. Interest reversals on higher nonperforming assets as well as issuance of trust preferred securities and share repurchases in the second and third quarters lowered net interest income, while net interest income benefited from $6 million in dividend rate adjustments associated with the agreement to repurchase our REIT preferred stock, modest reductions in consumer deposit rates, and a higher day count. The net interest margin was 3.34 percent, down 3 bps. The margin was reduced by the impact of interest reversals on nonperforming loans, day count, and the issuance of trust preferred securities and share repurchases, offset by the benefit of the REIT dividends. Otherwise, wider asset spreads and lower wholesale borrowing costs produced modest margin expansion.

Compared with the third quarter 2006, net interest income increased $41 million, or six percent, and the net interest margin expanded 35 bps, primarily the result of the fourth quarter 2006 balance sheet actions.

Average Loans

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Average Loans and Leases ($ in millions)
Commercial:
Commercial loans	$22,345	$21,587	$20,908	$21,228	$20,879	4%	7%
Commercial mortgage	11,117	11,030	10,566	9,929	9,833	1%	13%
Commercial construction	5,499	5,595	6,014	6,099	5,913	(2%)	(7%)
Commercial leases	3,700	3,678	3,661	3,762	3,740	1%	(1%)

Subtotal - commercial loans and leases	42,661	41,890	41,149	41,018	40,365	2%	6%

Consumer:
Residential mortgage loans	10,396	10,201	10,166	10,038	9,699	2%	7%
Home equity	11,752	11,886	12,072	12,225	12,174	(1%)	(3%)
Automobile loans	10,865	10,552	10,230	9,834	9,522	3%	14%
Credit card	1,366	1,248	1,021	915	870	9%	57%
Other consumer loans and leases	1,204	1,271	1,223	1,232	1,308	(5%)	(8%)

Subtotal - consumer loans and leases	35,583	35,158	34,712	34,244	33,573	1%	6%

Total average loans and leases	$78,244	$77,048	$75,861	$75,262	$73,938	2%	6%

Average loan and lease balances grew two percent sequentially and six percent over the third quarter last year. Average commercial loans and leases grew two percent sequentially and six percent compared with the year ago quarter. Average C&I loan growth was four percent sequentially and reflects growth in customer balances related to the disruption in wholesale capital markets. Commercial mortgage balances grew $87 million and commercial construction loans declined $96 million, reflecting the conversion of construction loans to permanent financing and otherwise low levels of activity in this sector. Consumer loans and leases grew one percent sequentially and six percent compared with the year ago quarter, reflecting strong auto loan and credit card growth, offset by anticipated run-off in the consumer lease portfolio totaling $381 million versus third quarter 2006. Excluding this run-off, consumer loans and leases grew seven percent versus the quarter a year ago.

Average Deposits

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$13,143	$13,370	$13,185	$13,882	$13,642	(2%)	(4%)
Interest checking	14,334	15,061	15,509	15,744	16,251	(5%)	(12%)
Savings	15,390	14,620	13,689	12,812	12,279	5%	25%
Money market	6,247	6,244	6,377	6,572	6,371	—	(2%)
Foreign office (a)	1,808	1,637	1,343	1,047	770	10%	135%

Subtotal - Transaction deposits	50,922	50,932	50,103	50,057	49,313	—	3%

Other time	10,290	10,780	11,037	10,991	10,794	(5%)	(5%)

Subtotal - Core deposits	61,212	61,712	61,140	61,048	60,107	(1%)	2%

Certificates - $100,000 and over	6,062	6,511	6,682	6,750	6,415	(7%)	(5%)
Other foreign office	1,981	732	364	1,711	2,898	171%	(32%)

Total deposits	$69,255	$68,955	$68,186	$69,509	$69,420	—	—

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits were down one percent sequentially and grew two percent over third quarter 2006. Strong growth in savings was largely offset by declines in interest checking, CDs and commercial demand deposits. Retail core deposits decreased two percent sequentially, driven primarily by growth in savings that was more than offset by declines in interest checking and CDs, and were up two percent from a year ago as savings and DDA balance growth more than offset declines in interest checking and CDs. Commercial core deposits grew one percent both sequentially and from the third quarter 2006.

Weighted average rates paid on interest-bearing core deposits declined to 3.36 percent compared with 3.42 percent in the second quarter. This reflected a modest reduction in rates paid across certain product offerings, partially offset by a continued shift from DDA and interest checking into higher rate deposit products, primarily savings and money market accounts.

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Noninterest Income ($ in millions)
Electronic payment processing revenue	$253	$243	$225	$232	$218	4%	16%
Service charges on deposits	151	142	126	122	134	6%	13%
Investment advisory revenue	95	97	96	90	89	(3%)	7%
Corporate banking revenue	91	88	83	82	79	3%	15%
Mortgage banking net revenue	26	41	40	30	36	(36%)	(28%)
Other noninterest income	93	96	78	58	87	(3%)	6%
Securities gains (losses), net	13	—	—	(398)	19	NM	(32%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	3	—	NM	NM

Total noninterest income	$722	$707	$648	$219	$662	2%	9%

Noninterest Income

Noninterest income rose $15 million sequentially, or two percent, on higher revenues in payment processing, deposit service charges and corporate banking, as securities gains were more than offset by a sequential reduction in mortgage banking revenue. Compared with third quarter 2006, noninterest income grew nine percent, with growth across nearly every category except mortgage banking. We saw particular year-over-year strength in electronic payment processing revenue, deposit service charges and corporate banking revenue. Excluding securities gains, mortgage banking, and other noninterest income, sequential growth was three percent and year-over-year growth was 13 percent.

Electronic payment processing revenue of $253 million increased four percent sequentially and 16 percent over last year, on strong growth in merchant processing and card issuer interchange offset by slower growing business financial institutions revenue. We expect growth in merchant processing to approximate current levels as we continue adding large, national merchant accounts. Higher card usage and an increase in credit card accounts, stemming from success in our initiative to increase our customer penetration, drove increased card issuer interchange. Higher card usage volumes drove financial institutions revenue growth.

Service charges on deposits of $151 million increased six percent sequentially and 13 percent versus the same quarter last year. Retail service charges increased 11 percent from the second quarter, driven by strong new account openings and higher levels of customer activity. Retail deposit revenue grew 19 percent compared with the year ago quarter. Commercial service charges increased by one percent sequentially and increased five percent compared with last year.

Investment advisory revenue of $95 million was down three percent sequentially and up seven percent over third quarter last year. Private bank revenue increased three percent sequentially and was up 10 percent from the same quarter last year. Brokerage fee revenue declined nine percent sequentially, reflecting seasonality and volatile equity markets in the third quarter, and increased seven percent year-over-year due to growth in the number of licensed brokers.

Corporate banking revenue of $91 million increased three percent sequentially and 15 percent year-over-year, reflecting our continued efforts to build out our corporate banking capabilities. Growth was driven by higher letter of credit fees and foreign exchange revenue, as well as loan syndications and asset backed securities activity.

Mortgage banking net revenue totaled $26 million, compared with $41 million last quarter and $36 million in the prior year quarter, with the reduction from prior quarters primarily attributable to lower gain-on-sale margins realized during the quarter. Mortgage originations of $3.0 billion were down from $3.3 billion in second quarter 2007 and up from $2.3 billion in third quarter 2006. Gains on loan sales and other fees of $9 million declined from $25 million in the second quarter and $21 million in third quarter 2006. Gains were significantly affected by liquidity issues in mortgage markets during the third quarter, resulting in wider credit spreads. Third quarter 2007 results included the impact of $3 million in mark-to-market losses on $470 million of jumbo mortgages and $110 million of Alt-A mortgages, previously held for sale, which were transferred to the loan portfolio. We expect to hold future jumbo loan production in our portfolio, while current Alt-A production is being underwritten and delivered within agency flow sale agreements. Net servicing revenue, before MSR valuation adjustments, totaled $14 million in the third quarter, compared with $13 million in the second quarter and $13 million a year ago. The MSR valuation and related mark-to-market adjustments on free-standing derivatives netted to a positive $3 million adjustment in the third quarter, the same as in the second and year ago quarters. The mortgage-servicing asset, net of the valuation reserve, was $621 million at quarter end on a servicing portfolio of $33.1 billion.

Securities gains and losses were $13 million in net gains on investment securities in the third quarter of 2007 compared with net gains of $19 million in the third quarter of 2006. Results last year consisted of $53 million in gains from sale of MasterCard, Inc. shares and $34 million of losses on investment securities.

Other noninterest income totaled $93 million in the third quarter compared with $96 million last quarter and $87 million in the same quarter last year. Included in third quarter 2007 results were a gain of $15 million on the sale of FDIC deposit insurance credits and a loss of $6 million on auto loans held for securitization. Last quarter’s results included a $16 million gain on sale of $89 million in certain non-strategic credit card accounts. Third quarter 2006 results included net gains totaling $10.5 million from the sale of three Indiana branches and the sale of $23 million of out-of-footprint credit card receivables.

Noninterest Expense

	For the Three Months Ended					% Change
	September 2007	June 2007	March 2007	December 2006	September 2006	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$310	$309	$292	$300	$288	1%	8%
Employee benefits	67	68	87	61	74	(2%)	(10%)
Payment processing expense	105	97	92	89	84	9%	25%
Net occupancy expense	66	68	65	65	63	(2%)	6%
Technology and communications	41	41	40	39	36	—	15%
Equipment expense	30	31	29	30	32	(2%)	(7%)
Other noninterest expense	197	189	188	214	190	4%	4%

Total noninterest expense	$816	$803	$793	$798	$767	2%	6%

Noninterest expense of $816 million increased two percent from second quarter 2007 and increased six percent from third quarter 2006. Payment processing expense growth associated with the increase in processing activity was a significant driver of overall expense growth. Otherwise, expense growth was flat sequentially and four percent versus a year ago. Salaries, wages and incentives were up $1 million sequentially, reflecting higher revenue-based incentives partially offset by lower salaries and wages. Second quarter 2007 results included $5 million in severance expense associated with expense reduction initiatives.

Compared with the third quarter of 2006, noninterest expense increased six percent as salaries, wages and incentives were up eight percent largely as a result of higher performance-based compensation. Employee benefits expense included $6 million in costs associated with pension settlement expense in the third quarter, compared with $8 million in the third quarter last year. Payment processing expense growth of 25 percent was driven by similar growth in transaction volumes. Third quarter 2006 results included an $11 million charge associated with early extinguishment of debt. Year-over-year expense growth in other categories largely reflected higher de novo related expenses, up $7 million, and technology investments.

Credit Quality

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Total net losses charged off ($ in millions)
Commercial loans	($23)	($24)	($15)	($29)	($25)
Commercial mortgage loans	(8)	(16)	(7)	(11)	(7)
Commercial construction loans	(5)	(7)	(6)	(3)	(1)
Commercial leases	—	—	(1)	—	1
Residential mortgage loans	(9)	(9)	(7)	(8)	(5)
Home equity	(27)	(20)	(17)	(14)	(14)
Automobile loans	(25)	(15)	(16)	(19)	(15)
Credit card	(13)	(10)	(8)	(10)	(8)
Other consumer loans and leases	(5)	(1)	6	(3)	(5)

Total net losses charged off	(115)	(102)	(71)	(97)	(79)
Total losses	(127)	(124)	(99)	(118)	(96)
Total recoveries	12	22	28	21	17

Total net losses charged off	($115)	($102)	($71)	($97)	($79)
Ratios
Net losses charged off as a percent of average loans and leases (excluding held for sale)	0.60%	0.55%	0.39%	0.52%	0.43%
Commercial	0.33%	0.44%	0.27%	0.42%	0.32%
Consumer	0.93%	0.68%	0.53%	0.64%	0.57%

Net charge-offs as a percentage of average loans and leases were 60 bps in the third quarter, compared with 55 bps last quarter and 43 bps in the third quarter of 2006. Sequential growth was primarily due to higher consumer charge-offs and lower commercial recoveries. Gross charge-offs and recoveries were 66 bps and 6 bps, respectively, of loans and leases, compared with 66 bps and 11 bps in the second quarter of 2007. Consumer net charge-offs of $79 million, or 93 bps, grew $24 million from the second quarter, driven primarily by losses in the auto and home equity portfolios. Auto charge-offs increased $10 million compared with last quarter primarily driven by higher deficiency balances on repossessed autos. Home equity losses increased $7 million compared with last quarter primarily due to increased losses on higher LTV and brokered second mortgage loans, reflecting borrower stress and lower home price valuations in certain geographies. Commercial net charge-offs of $36 million, or 33 bps, declined $11 million compared with the second quarter, driven by lower losses in the C&I and commercial mortgage portfolio and lower C&I recoveries. No commercial charge-off recorded in the third quarter exceeded $2 million. Second quarter net charge-offs included $3 million in losses related to the sale of $27 million in nonperforming commercial loans, and third quarter 2006 net charge-offs included $3 million in losses on the sale of $17 million in nonperforming commercial loans.

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$803	$784	$771	$761	$753
Total net losses charged off	(115)	(102)	(71)	(97)	(79)
Provision for loan and lease losses	139	121	84	107	87

Allowance for loan and lease losses, ending	827	803	784	771	761
Reserve for unfunded commitments, beginning	77	79	76	76	74
Provision for unfunded commitments	2	(2)	3	—	2

Reserve for unfunded commitments, ending	79	77	79	76	76
Components of allowance for credit losses:
Allowance for loan and lease losses	827	803	784	771	761
Reserve for unfunded commitments	79	77	79	76	76

Total allowance for credit losses	$906	$880	$863	$847	$837
Ratios
Allowance for loan and lease losses as a percent of loans and leases	1.08%	1.06%	1.05%	1.04%	1.04%

Provision for loan and lease losses totaled $139 million in the third quarter, exceeding net charge-offs of $115 million, compared with $121 million last quarter and $87 million in the same quarter last year. The allowance for loan and lease losses represented 1.08 percent of total loans and leases outstanding as of quarter end, compared with 1.06 percent last quarter and 1.04 percent in the same quarter last year.

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual loans and leases	$569	$406	$390	$352	$320
Other assets, including other real estate owned	137	122	104	103	91

Total nonperforming assets	706	528	494	455	411
Ninety days past due loans and leases	360	302	243	210	196
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.92%	0.70%	0.66%	0.61%	0.56%

Nonperforming assets (NPAs) at quarter end were $706 million, or 92 bps of total loans and leases and other real estate owned, up from 70 bps last quarter and 56 bps in the third quarter a year ago. Sequential growth in NPAs was $178 million, or 34 percent. Commercial NPAs of $446 million, or 104 bps, grew $116 million. Commercial construction and commercial mortgage continued to drive commercial NPA growth, particularly in Eastern Michigan, Northeastern Ohio, and Southern Florida which together accounted for two-thirds of the increase in commercial NPAs. Consumer NPAs of $260 million, or 78 bps, grew $62 million, driven primarily by higher first and second mortgage non-accrual loans, including $22 million related to debt restructurings with borrowers as well as higher foreclosed real estate, reflecting the impact of a weaker economy in parts of our footprint and generally lower home prices. Florida and Michigan accounted for almost two-thirds of the consumer NPA increase. Delinquent loans were $360 million, up $58 million from the second quarter, with the growth split evenly between commercial and consumer. Commercial delinquency growth was concentrated in construction lending, particularly in Southern Florida and Eastern Michigan. Consumer growth was driven by residential delinquencies in Florida and Michigan.

Capital Position/Other

	For the Three Months Ended
	September 2007 (a)	June 2007	March 2007	December 2006	September 2006
Capital Position
Average shareholders’ equity to average assets	9.13%	9.53%	10.05%	9.70%	9.33%
Tangible equity	6.88%	6.92%	7.65%	7.79%	7.40%
Regulatory capital ratios:
Tier I capital	8.50%	8.13%	8.71%	8.39%	8.64%
Total risk-based capital	10.91%	10.54%	11.19%	11.07%	10.61%
Tier I leverage	9.27%	8.76%	9.36%	8.44%	8.52%

(a)	Current period regulatory capital data and ratios are estimated

The tangible equity ratio was relatively flat sequentially, and declined 52 bps compared with the prior year third quarter primarily due to the effect of share repurchases partially offset by lower tangible assets as a result of the fourth quarter 2006 balance sheet actions. Regulatory capital ratios benefited from the issuance of $575 million in trust preferred securities. As previously announced, Fifth Third entered into an agreement to repurchase the outstanding Series B preferred shares of the Fifth Third REIT. The transaction is expected to close in December 2007 and will lower fourth quarter regulatory capital ratios by approximately 65 bps.

During the quarter, we repurchased 2.9 million shares at a total cost of $110 million. As of September 30, 2007, there were 19.2 million shares remaining under our current share repurchase authorization.

Our effective tax rate was 27.9%, similar to the tax rates experienced in the second quarter of 2007 and third quarter of 2006. The third quarter tax rate benefited from certain items that resulted in a net benefit of $8 million after-tax.

On August 16, 2007, Fifth Third Bancorp and First Charter Corporation (“FCTR”) signed a definitive agreement under which Fifth Third will acquire First Charter Bank, which operates 57 branches in North Carolina and two in Atlanta, Georgia. The transaction is expected to close in the first quarter of 2008. On September 21, 2007, Fifth Third and First Horizon Corporation (“FHN”) signed a definitive agreement under which Fifth Third will acquire nine branches in the Atlanta metro area from First Horizon. The transaction is expected to close in the first quarter of 2008. These transactions are expected to reduce first quarter 2008 capital ratios by approximately 45 bps. Additionally, we have received the necessary regulatory approvals to complete our acquisition of R-G Crown Bank, expected to close in November 2007. This transaction is expected to reduce fourth quarter capital ratios by approximately 40 bps.

Outlook

The following outlook represents currently expected full year growth rates compared with full year 2006 results. The outlook does not include the effect of our pending acquisition of R-G Crown Bank. Our outlook is based on current expectations as of the date of this release for results within our businesses; prevailing views related to economic growth, inflation, unemployment and other economic factors; and market forward interest rate expectations. These expectations are inherently subject to risks and uncertainties. There are a number of factors that could cause results to differ materially from historical performance and these expectations. We undertake no obligation to update these expectations after the date of this release. Please refer to the cautionary statement at the end of this release for more information.

Category	Growth, percentage, or bps range [change from July]
Net interest income	Mid single digits

Net interest margin	3.35-3.40%

Noninterest income*	High single digits

Noninterest expense**	Mid-to-high single digits

Loans	Mid single digits

Core deposits	Low-to-mid single digits

Net charge-offs	Mid-50 bps range

Effective tax rate [non-tax equivalent]	28.5-29.0%

Tangible equity/tangible asset ratio	2007 target 6.5% [including R-G Crown]

*	comparison with the prior year excludes $415 million of losses recorded in noninterest income related to fourth quarter 2006 balance sheet actions

**	comparison with the prior year excludes $49 million of charges: $10 million in third quarter 2006 related to the early retirement of debt, and $39 million in fourth quarter 2006 related to termination of financing agreements

Conference Call

Fifth Third will host a conference call to discuss these financial results at 8:30 a.m. (Eastern Time) today. The audio webcast is available through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Participants are advised to access the conference call at least 15 minutes prior to the scheduled start time. The dial-in number is 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third).

If you are unable to listen to the live call you may access a webcast replay or podcast through the Fifth Third Investor Relations website at www.53.com. Additionally, a replay of the conference call will be available until Friday, November 2nd by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 5024648#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $104 billion in assets, operates 18 affiliates with 1,181 full-service Banking Centers, including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,153 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2007, has $232 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about Fifth Third Bancorp and/or the company as combined acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) our ability to maintain required capital levels and adequate sources of funding and liquidity; (6) changes and trends in capital markets; (7) competitive pressures among depository institutions increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (11) ability to maintain favorable ratings from rating agencies; (12) fluctuation of Fifth Third’s stock price; (13) ability to attract and retain key personnel; (14) ability to receive dividends from its subsidiaries; (15) potentially dilutive effect of future acquisitions on current shareholders' ownership of Fifth Third; (16) effects of accounting or financial results of one or more acquired entity; (17) difficulties in combining the operations of acquired entities; (18) ability to secure confidential information through the use of computer systems and telecommunications network; and (19) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC's Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

# # #

Quarterly Financial Review for September 30, 2007

Table of Contents

Financial Highlights	12-13
Consolidated Statements of Income	14
Consolidated Statements of Income (Taxable Equivalent)	15
Consolidated Balance Sheets	16-17
Consolidated Statements of Changes in Shareholders’ Equity	18
Average Balance Sheet and Yield Analysis	19-21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2007	June 2007	September 2006	Seq	Yr/Yr	September 2007	September 2006	Yr/Yr
Income Statement Data
Net interest income (a)	$760	$745	$719	2%	6%	$2,247	$2,154	4%
Noninterest income	722	707	662	2%	9%	2,077	1,934	7%
Total revenue (a)	1,482	1,452	1,381	2%	7%	4,324	4,088	6%
Provision for loan and lease losses	139	121	87	14%	59%	344	236	45%
Noninterest expense	816	803	767	2%	6%	2,411	2,257	7%
Net income	376	376	377	—	—	1,111	1,123	(1%)
Common Share Data
Earnings per share, basic	$0.71	$0.69	$0.68	3%	4%	$2.05	$2.02	1%
Earnings per share, diluted	0.71	0.69	0.68	3%	4%	2.04	2.01	1%
Cash dividends per common share	$0.42	$0.42	$0.40	—	5%	$1.26	$1.18	7%
Book value per share	17.54	17.16	17.96	2%	(2%)	17.54	17.96	(2%)
Dividend payout ratio	59.3%	59.7%	59.2%	(1%)	—	61.1%	58.6%	4%
Market price per share:
High	$41.17	$43.32	$40.18	(5%)	2%	$43.32	$41.43	5%
Low	33.60	37.88	35.95	(11%)	(7%)	33.60	35.86	(6%)
End of period	33.88	39.77	38.08	(15%)	(11%)	33.88	38.08	(11%)
Common shares outstanding (in thousands)	532,627	535,697	558,066	(1%)	(5%)	532,627	558,066	(5%)
Average common shares outstanding (in thousands):
Basic	530,123	540,264	555,565	(2%)	(5%)	540,551	554,985	(3%)
Diluted	532,471	543,228	557,949	(2%)	(5%)	543,212	557,440	(3%)
Market capitalization	$18,045	$21,305	$21,251	(15%)	(15%)	$18,045	$21,251	(15%)
Price/earnings ratio (b)	15.61	18.58	14.53	(16%)	7%	15.61	14.53	7%
Financial Ratios
Return on average assets	1.46%	1.49%	1.41%	(2%)	4%	1.47%	1.42%	4%
Return on average equity	16.0%	15.7%	15.1%	2%	6%	15.4%	15.5%	(1%)
Noninterest income as a percent of total revenue	49%	49%	48%	—	2%	48%	47%	2%
Average equity as a percent of average assets	9.13%	9.53%	9.33%	(4%)	(2%)	9.56%	9.19%	4%
Tangible equity	6.88%	6.92%	7.40%	(1%)	(7%)	6.88%	7.40%	(7%)
Net interest margin (a)	3.34%	3.37%	2.99%	(1%)	12%	3.38%	3.03%	12%
Efficiency (a)	55.0%	55.3%	55.5%	(1%)	(1%)	55.8%	55.2%	1%
Effective tax rate	27.9%	28.1%	27.6%	(1%)	1%	28.4%	28.9%	(2%)
Credit Quality
Net losses charged off	$115	$102	$79	13%	46%	$288	$219	32%
Net losses charged off as a percent of average loans and leases	0.60%	0.55%	0.43%	9%	40%	0.51%	0.41%	24%
Allowance for loan and lease losses as a percent of loans and leases	1.08%	1.06%	1.04%	2%	4%	1.08%	1.04%	4%
Allowance for credit losses as a percent of loans and leases	1.19%	1.16%	1.14%	3%	4%	1.19%	1.14%	4%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.92%	0.70%	0.56%	31%	64%	0.92%	0.56%	64%
Average Balances
Loans and leases, including held for sale	$78,244	$77,048	$73,938	2%	6%	$77,060	$72,896	6%
Total securities and other short-term investments	12,129	11,711	21,582	4%	(44%)	11,839	22,309	(47%)
Total assets	102,131	100,767	105,868	1%	(4%)	100,707	105,452	(4%)
Transaction deposits (d)	50,922	50,932	49,313	—	3%	50,657	49,549	2%
Core deposits (e)	61,212	61,712	60,107	(1%)	2%	61,357	59,883	2%
Wholesale funding (f)	28,001	25,393	32,270	10%	(13%)	25,875	32,396	(20%)
Shareholders’ equity	9,325	9,599	9,878	(3%)	(6%)	9,629	9,696	(1%)
Regulatory Capital Ratios (c)
Tier I capital	8.50%	8.13%	8.64%	5%	(2%)	8.50%	8.64%	(2%)
Total risk-based capital	10.91%	10.54%	10.61%	4%	3%	10.91%	10.61%	3%
Tier I leverage	9.27%	8.76%	8.52%	6%	9%	9.27%	8.52%	9%
Operations
Banking centers	1,181	1,167	1,145	1%	3%	1,181	1,145	3%
ATMs	2,153	2,132	2,114	1%	2%	2,153	2,114	2%
Full-time equivalent employees	20,775	21,033	21,301	(1%)	(2%)	20,775	21,301	(2%)

(a)	Presented on a fully taxable equivalent basis

(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices (c) Current period regulatory capital ratios are estimates

(d)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(e)	Includes transaction deposits plus other time deposits

(f)	Includes certificates $100,000 and over, other foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Income Statement Data
Net interest income (a)	$760	$745	$742	$744	$719
Noninterest income	722	707	648	219	662
Total revenue (a)	1,482	1,452	1,390	963	1,381
Provision for loan and lease losses	139	121	84	107	87
Noninterest expense	816	803	793	798	767
Net income	376	376	359	66	377
Common Share Data
Earnings per share, basic	$0.71	$0.69	$0.65	$0.12	$0.68
Earnings per share, diluted	0.71	0.69	0.65	0.12	0.68
Cash dividends per common share	$0.42	$0.42	$0.42	$0.40	$0.40
Book value per share	17.54	17.16	17.82	18.02	17.96
Dividend payout ratio	59.3%	59.7%	64.5%	338.0%	59.2%
Market price per share:
High	$41.17	$43.32	$41.41	$41.57	$40.18
Low	33.60	37.88	37.93	37.75	35.95
End of period	33.88	39.77	38.69	40.93	38.08
Common shares outstanding (in thousands)	532,627	535,697	550,077	556,253	558,066
Average common shares outstanding (in thousands):
Basic	530,123	540,264	551,501	554,978	555,565
Diluted	532,471	543,228	554,175	557,654	557,949
Market capitalization	$18,045	$21,305	$21,282	$22,767	$21,251
Price/earnings ratio (b)	15.61	18.58	18.08	19.13	14.53
Financial Ratios
Return on average assets	1.46%	1.49%	1.47%	0.25%	1.41%
Return on average equity	16.0%	15.7%	14.6%	2.6%	15.1%
Noninterest income as a percent of total revenue	49%	49%	47%	23%	48%
Average equity as a percent of average assets	9.13%	9.53%	10.05%	9.70%	9.33%
Tangible equity	6.88%	6.92%	7.65%	7.79%	7.40%
Net interest margin (a)	3.34%	3.37%	3.44%	3.16%	2.99%
Efficiency (a)	55.0%	55.3%	57.0%	82.9%	55.5%
Effective tax rate	27.9%	28.1%	29.3%	(27.0%)	27.6%
Credit Quality
Net losses charged off	$115	$102	$71	$97	$79
Net losses charged off as a percent of average loans and leases	0.60%	0.55%	0.39%	0.52%	0.43%
Allowance for loan and lease losses as a percent of loans and leases	1.08%	1.06%	1.05%	1.04%	1.04%
Allowance for credit losses as a percent of loans and leases	1.19%	1.16%	1.15%	1.14%	1.14%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.92%	0.70%	0.66%	0.61%	0.56%
Average Balances
Loans and leases, including held for sale	$78,244	$77,048	$75,861	$75,262	$73,938
Total securities and other short-term investments	12,129	11,711	11,673	18,262	21,582
Total assets	102,131	100,767	99,192	104,602	105,868
Transaction deposits (d)	50,922	50,932	50,103	50,057	49,313
Core deposits (e)	61,212	61,712	61,140	61,048	60,107
Wholesale funding (f)	28,001	25,393	24,193	29,603	32,270
Shareholders’ equity	9,325	9,599	9,970	10,150	9,878
Regulatory Capital Ratios (c)
Tier I capital	8.50%	8.13%	8.71%	8.39%	8.64%
Total risk-based capital	10.91%	10.54%	11.19%	11.07%	10.61%
Tier I leverage	9.27%	8.76%	9.36%	8.44%	8.52%
Operations
Banking centers	1,181	1,167	1,161	1,150	1,145
ATMs	2,153	2,132	2,104	2,096	2,114
Full-time equivalent employees	20,775	21,033	21,442	21,362	21,301

(a)	Presented on a fully taxable equivalent basis

(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices

(c)	Current period regulatory capital ratios are estimates

(d)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(e)	Includes transaction deposits plus other time deposits

(f)	Includes certificates $100,000 and over, other foreign office deposits, federal funds purchased, short-term borrowings and long-term debt

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2007	June 2007	September 2006	Seq	Yr/Yr	September 2007	September 2006	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,376	$1,343	$1,294	2%	6%	$4,032	$3,668	10%
Interest on securities	147	143	238	3%	(38%)	433	735	(41%)
Interest on other short-term investments	6	3	2	136%	171%	12	7	78%

Total interest income	1,529	1,489	1,534	3%	—	4,477	4,410	2%
Interest Expense
Interest on deposits	511	505	510	1%	—	1,514	1,392	9%
Interest on short-term borrowings	93	72	106	29%	(12%)	224	302	(26%)
Interest on long-term debt	171	173	205	(1%)	(16%)	510	582	(12%)

Total interest expense	775	750	821	3%	(6%)	2,248	2,276	(1%)

Net Interest Income	754	739	713	2%	6%	2,229	2,134	4%
Provision for loan and lease losses	139	121	87	14%	59%	344	236	45%

Net interest income after provision for loan and lease losses	615	618	626	(1%)	(2%)	1,885	1,898	(1%)
Noninterest Income
Electronic payment processing revenue	253	243	218	4%	16%	721	626	15%
Service charges on deposits	151	142	134	6%	13%	419	395	6%
Investment advisory revenue	95	97	89	(3%)	7%	288	276	4%
Corporate banking revenue	91	88	79	3%	15%	261	236	11%
Mortgage banking net revenue	26	41	36	(36%)	(28%)	107	125	(14%)
Other noninterest income	93	96	87	(3%)	6%	267	242	10%
Securities gains (losses), net	13	—	19	NM	(32%)	14	34	(59%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	NM	NM	—	—	NM

Total noninterest income	722	707	662	2%	9%	2,077	1,934	7%
Noninterest Expense
Salaries, wages and incentives	310	309	288	1%	8%	912	875	4%
Employee benefits	67	68	74	(2%)	(10%)	222	230	(4%)
Payment processing expense	105	97	84	9%	25%	294	236	25%
Net occupancy expense	66	68	63	(2%)	6%	199	180	11%
Technology and communications	41	41	36	—	15%	122	102	20%
Equipment expense	30	31	32	(2%)	(7%)	90	86	5%
Other noninterest expense	197	189	190	4%	4%	572	548	4%

Total noninterest expense	816	803	767	2%	6%	2,411	2,257	7%
Income before income taxes and cumulative effect	521	522	521	—	—	1,551	1,575	(2%)
Applicable income taxes	145	146	144	(1%)	1%	440	456	(4%)

Income before cumulative effect	376	376	377	—	—	1,111	1,119	(1%)
Cumulative effect of change in accounting principle, net of tax (a)	—	—	—	NM	NM	—	4	(100%)

Net income	$376	$376	$377	—	—	$1,111	$1,123	(1%)

Net income available to common shareholders (b)	$376	$375	$377	—	—	$1,110	$1,122	(1%)

(a)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

(b)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Interest Income
Interest and fees on loans and leases	$1,376	$1,343	$1,314	$1,332	$1,294
Interest on securities	147	143	143	199	238
Interest on other short-term investments	6	3	3	14	2

Total interest income	1,529	1,489	1,460	1,545	1,534
Taxable equivalent adjustment	6	6	6	6	6

Total interest income (taxable equivalent)	1,535	1,495	1,466	1,551	1,540
Interest Expense
Interest on deposits	511	505	498	518	510
Interest on short-term borrowings	93	72	59	100	106
Interest on long-term debt	171	173	167	189	205

Total interest expense	775	750	724	807	821

Net interest income (taxable equivalent)	760	745	742	744	719
Provision for loan and lease losses	139	121	84	107	87

Net interest income (taxable equivalent) after provision for loan and lease losses	621	624	658	637	632
Noninterest Income
Electronic payment processing revenue	253	243	225	232	218
Service charges on deposits	151	142	126	122	134
Investment advisory revenue	95	97	96	90	89
Corporate banking revenue	91	88	83	82	79
Mortgage banking net revenue	26	41	40	30	36
Other noninterest income	93	96	78	58	87
Securities gains (losses), net	13	—	—	(398)	19
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	3	—

Total noninterest income	722	707	648	219	662
Noninterest Expense
Salaries, wages and incentives	310	309	292	300	288
Employee benefits	67	68	87	61	74
Payment processing expense	105	97	92	89	84
Net occupancy expense	66	68	65	65	63
Technology and communications	41	41	40	39	36
Equipment expense	30	31	29	30	32
Other noninterest expense	197	189	188	214	190

Total noninterest expense	816	803	793	798	767

Income before income taxes and cumulative effect (taxable equivalent)	527	528	513	58	527
Taxable equivalent adjustment	6	6	6	6	6

Income before income taxes and cumulative effect	521	522	507	52	521
Applicable income taxes	145	146	148	(14)	144

Income before cumulative effect	376	376	359	66	377
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—

Net income	$376	$376	$359	$66	$377

Net income available to common shareholders (a)	$376	$375	$359	$66	$377

(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2007	June 2007	September 2006	Seq	Yr/Yr
Assets
Cash and due from banks	$2,540	$2,327	$2,399	9%	6%
Available-for-sale and other securities (a)	10,777	11,015	19,514	(2%)	(45%)
Held-to-maturity securities (b)	346	346	359	—	(4%)
Trading securities	155	148	164	5%	(5%)
Other short-term investments	720	404	125	78%	476%
Loans held for sale	2,761	1,708	872	62%	216%
Portfolio loans and leases:
Commercial loans	22,649	22,152	21,260	2%	7%
Commercial mortgage loans	11,090	11,044	9,879	—	12%
Commercial construction loans	5,463	5,469	5,879	—	(7%)
Commercial leases	3,710	3,697	3,751	—	(1%)
Residential mortgage loans	9,057	8,477	8,811	7%	3%
Home equity	11,737	11,780	12,235	—	(4%)
Automobile loans	10,006	10,714	9,599	(7%)	4%
Credit card	1,460	1,263	876	16%	67%
Other consumer loans and leases	1,082	1,113	1,190	(3%)	(9%)

Portfolio loans and leases	76,254	75,709	73,480	1%	4%
Allowance for loan and lease losses	(827)	(803)	(761)	3%	9%

Portfolio loans and leases, net	75,427	74,906	72,719	1%	4%
Bank premises and equipment	2,127	2,063	1,902	3%	12%
Operating lease equipment	283	209	142	35%	99%
Goodwill	2,192	2,192	2,193	—	—
Intangible assets	138	147	175	(6%)	(21%)
Servicing rights	626	607	504	3%	24%
Other assets	6,173	5,318	4,760	16%	30%

Total assets	$104,265	$101,390	$105,828	3%	(1%)

Liabilities
Deposits:
Demand	$13,174	$13,524	$13,883	(3%)	(5%)
Interest checking	14,294	14,672	15,855	(3%)	(10%)
Savings	15,599	15,036	12,392	4%	26%
Money market	6,163	6,334	6,462	(3%)	(5%)
Foreign office	2,014	1,744	846	15%	138%
Other time	10,267	10,428	10,818	(2%)	(5%)
Certificates - $100,000 and over	5,973	6,204	6,871	(4%)	(13%)
Other foreign office	1,898	1,251	1,516	52%	25%

Total deposits	69,382	69,193	68,643	—	1%
Federal funds purchased	5,130	3,824	5,434	34%	(6%)
Other short-term borrowings	3,796	3,331	3,833	14%	(1%)
Accrued taxes, interest and expenses	2,244	2,114	2,156	6%	4%
Other liabilities	1,871	1,780	1,570	5%	19%
Long-term debt	12,498	11,957	14,170	5%	(12%)

Total liabilities	94,921	92,199	95,806	3%	(1%)
Total shareholders’ equity (c)	9,344	9,191	10,022	2%	(7%)

Total liabilities and shareholders’ equity	$104,265	$101,390	$105,828	3%	(1%)

(a) Amortized cost	$11,007	$11,370	$20,103	(3%)	(45%)
(b) Market values	346	346	359	—	(4%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	—	—
Outstanding, excluding treasury	532,627	535,697	558,066	(1%)	(5%)
Treasury	50,800	47,730	25,361	6%	100%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2007	June 2007	March 2007	December 2006	September 2006
Assets
Cash and due from banks	$2,540	$2,327	$2,244	$2,737	$2,399
Available-for-sale and other securities (a)	10,777	11,015	10,592	11,053	19,514
Held-to-maturity securities (b)	346	346	347	356	359
Trading securities	155	148	160	187	164
Other short-term investments	720	404	223	809	125
Loans held for sale	2,761	1,708	1,382	1,150	872
Portfolio loans and leases:
Commercial loans	22,649	22,152	21,479	20,831	21,260
Commercial mortgage loans	11,090	11,044	10,906	10,405	9,879
Commercial construction loans	5,463	5,469	5,688	6,168	5,879
Commercial leases	3,710	3,697	3,687	3,841	3,751
Residential mortgage loans	9,057	8,477	8,484	8,830	8,811
Home equity	11,737	11,780	11,926	12,153	12,235
Automobile loans	10,006	10,714	10,400	10,028	9,599
Credit card	1,460	1,263	1,111	1,004	876
Other consumer loans and leases	1,082	1,113	1,140	1,093	1,190

Portfolio loans and leases	76,254	75,709	74,821	74,353	73,480
Allowance for loan and lease losses	(827)	(803)	(784)	(771)	(761)

Portfolio loans and leases, net	75,427	74,906	74,037	73,582	72,719
Bank premises and equipment	2,127	2,063	2,001	1,940	1,902
Operating lease equipment	283	209	212	202	142
Goodwill	2,192	2,192	2,192	2,193	2,193
Intangible assets	138	147	158	166	175
Servicing rights	626	607	572	524	504
Other assets	6,173	5,318	5,704	5,770	4,760

Total assets	$104,265	$101,390	$99,824	$100,669	$105,828

Liabilities
Deposits:
Demand	$13,174	$13,524	$13,510	$14,331	$13,883
Interest checking	14,294	14,672	15,755	15,993	15,855
Savings	15,599	15,036	14,256	13,181	12,392
Money market	6,163	6,334	6,336	6,584	6,462
Foreign office	2,014	1,744	1,495	1,353	846
Other time	10,267	10,428	10,869	10,987	10,818
Certificates - $100,000 and over	5,973	6,204	6,776	6,628	6,871
Other foreign office	1,898	1,251	191	323	1,516

Total deposits	69,382	69,193	69,188	69,380	68,643
Federal funds purchased	5,130	3,824	1,622	1,421	5,434
Other short-term borrowings	3,796	3,331	2,383	2,796	3,833
Accrued taxes, interest and expenses	2,244	2,114	2,324	2,283	2,156
Other liabilities	1,871	1,780	1,883	2,209	1,570
Long-term debt	12,498	11,957	12,620	12,558	14,170

Total liabilities	94,921	92,199	90,020	90,647	95,806
Total shareholders’ equity (c)	9,344	9,191	9,804	10,022	10,022

Total liabilities and shareholders’ equity	$104,265	$101,390	$99,824	$100,669	$105,828

(a) Amortized cost	$11,007	$11,370	$10,754	$11,236	$20,103
(b) Market values	346	346	347	356	359
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	532,627	535,697	550,077	556,253	558,066
Treasury	50,800	47,730	33,350	27,174	25,361

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2007	September 2006	September 2007	September 2006
Total shareholders’ equity, beginning	$9,191	$9,556	$10,022	$9,446
Net income	376	377	1,111	1,123
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	81	288	(30)	13
Qualifying cash flow hedges	13	3	7	8
Change in accumulated other comprehensive income related to employee benefit plans	1	—	4	—

Comprehensive income	471	668	1,092	1,144
Cash dividends declared:
Common stock	(224)	(223)	(680)	(658)
Preferred stock (a)	—	—	(1)	(1)
Stock-based awards exercised, including treasury shares issued	1	6	46	30
Stock-based compensation expense	11	17	46	61
Loans repaid (issued) related to exercise of stock-based awards, net	1	2	3	7
Change in corporate tax benefit related to stock-based compensation	1	(1)	4	(1)
Shares acquired for treasury	(110)	—	(1,084)	(1)
Impact of cumulative effect of change in accounting principle (b)	—	—	(98)	(6)
Other	2	(3)	(6)	1

Total shareholders’ equity, ending	$9,344	$10,022	$9,344	$10,022

(a)	Dividends on preferred stock are $.185 million for all quarters presented

(b)	2007 includes $96 million impact due to the adoption of FSP FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leverage Lease Transaction” on January 1, 2007 and $2 million impact due to the adoption of FIN No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109” on January 1, 2007. 2006 impact is due to the adoption of SFAS No. 123(R) “Share-Based Payment” on January 1, 2006.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2007	June 2007	September 2006	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$22,345	$21,587	$20,879	4%	7%
Commercial mortgage loans	11,117	11,030	9,833	1%	13%
Commercial construction loans	5,499	5,595	5,913	(2%)	(7%)
Commercial leases	3,700	3,678	3,740	1%	(1%)
Residential mortgage loans	10,396	10,201	9,699	2%	7%
Home equity	11,752	11,886	12,174	(1%)	(3%)
Automobile loans	10,865	10,552	9,522	3%	14%
Credit card	1,366	1,248	870	9%	57%
Other consumer loans and leases	1,204	1,271	1,308	(5%)	(8%)
Taxable securities	11,180	11,030	20,836	1%	(46%)
Tax exempt securities	490	508	587	(4%)	(17%)
Other short-term investments	459	173	159	166%	188%

Total interest-earning assets	90,373	88,759	95,520	2%	(5%)
Cash and due from banks	2,228	2,265	2,355	(2%)	(5%)
Other assets	10,330	10,524	8,745	(2%)	18%
Allowance for loan and lease losses	(800)	(781)	(752)	2%	6%

Total assets	$102,131	$100,767	$105,868	1%	(4%)

Liabilities
Interest-bearing liabilities:
Interest checking	$14,334	$15,061	$16,251	(5%)	(12%)
Savings	15,390	14,620	12,279	5%	25%
Money market	6,247	6,244	6,371	—	(2%)
Foreign office	1,808	1,637	770	10%	135%
Other time	10,290	10,780	10,794	(5%)	(5%)
Certificates - $100,000 and over	6,062	6,511	6,415	(7%)	(5%)
Other foreign office	1,981	732	2,898	171%	(32%)
Federal funds purchased	4,322	3,540	4,546	22%	(5%)
Other short-term borrowings	3,285	2,372	4,056	39%	(19%)
Long-term debt	12,351	12,238	14,355	1%	(14%)

Total interest-bearing liabilities	76,070	73,735	78,735	3%	(3%)
Demand deposits	13,143	13,370	13,642	(2%)	(4%)
Other liabilities	3,593	4,063	3,613	(12%)	(1%)

Total liabilities	92,806	91,168	95,990	2%	(3%)
Shareholders’ equity	9,325	9,599	9,878	(3%)	(6%)

Total liabilities and shareholders’ equity	$102,131	$100,767	$105,868	1%	(4%)

Yield Analysis
Interest-earning assets:
Commercial loans	7.45%	7.45%	7.39%
Commercial mortgage loans	7.31%	7.30%	7.31%
Commercial construction loans	7.55%	7.69%	7.90%
Commercial leases	4.23%	4.32%	4.85%
Residential mortgage loans	6.12%	6.12%	5.96%
Home equity	7.63%	7.66%	7.67%
Automobile loans	6.34%	6.26%	5.84%
Credit card	10.03%	10.62%	12.06%
Other consumer loans and leases	5.23%	5.41%	4.77%

Total loans and leases	6.99%	7.01%	6.96%
Taxable securities	5.00%	4.98%	4.39%
Tax exempt securities	7.17%	7.38%	7.29%
Other short-term investments	5.35%	6.08%	5.69%

Total interest-earning assets	6.74%	6.76%	6.40%
Interest-bearing liabilities:
Interest checking	2.14%	2.21%	2.49%
Savings	3.15%	3.23%	3.08%
Money market	4.35%	4.44%	4.30%
Foreign office	4.33%	4.38%	4.11%
Other time	4.61%	4.63%	4.24%
Certificates - $100,000 and over	5.11%	5.12%	5.03%
Other foreign office	5.12%	5.31%	5.30%
Federal funds purchased	5.15%	5.31%	5.33%
Other short-term borrowings	4.50%	4.31%	4.42%
Long-term debt	5.47%	5.65%	5.66%

Total interest-bearing liabilities	4.04%	4.08%	4.14%
Ratios:
Net interest margin (taxable equivalent)	3.34%	3.37%	2.99%
Net interest rate spread (taxable equivalent)	2.70%	2.68%	2.26%
Interest-bearing liabilities to interest-earning assets	84.17%	83.07%	82.43%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2007	September 2006	Yr/Yr
Assets
Interest-earning assets:
Commercial loans	$21,619	$20,260	7%
Commercial mortgage loans	10,906	9,753	12%
Commercial construction loans	5,701	5,987	(5%)
Commercial leases	3,680	3,719	(1%)
Residential mortgage loans	10,255	9,418	9%
Home equity	11,902	12,018	(1%)
Automobile loans	10,551	9,481	11%
Credit card	1,213	812	49%
Other consumer loans and leases	1,233	1,448	(15%)
Taxable securities	11,054	21,527	(49%)
Tax exempt securities	511	616	(17%)
Other short-term investments	274	166	65%

Total interest-earning assets	88,899	95,205	(7%)
Cash and due from banks	2,260	2,528	(11%)
Other assets	10,332	8,467	22%
Allowance for loan and lease losses	(784)	(748)	5%

Total assets	$100,707	$105,452	(4%)

Liabilities
Interest-bearing liabilities:
Interest checking	$14,964	$16,955	(12%)
Savings	14,573	11,979	22%
Money market	6,289	6,296	—
Foreign office	1,598	626	155%
Other time	10,700	10,334	4%
Certificates - $100,000 and over	6,416	5,473	17%
Other foreign office	1,032	3,406	(70%)
Federal funds purchased	3,462	4,328	(20%)
Other short-term borrowings	2,689	4,540	(41%)
Long-term debt	12,276	14,649	(16%)

Total interest-bearing liabilities	73,999	78,586	(6%)
Demand deposits	13,233	13,693	(3%)
Other liabilities	3,846	3,477	11%

Total liabilities	91,078	95,756	(5%)
Shareholders’ equity	9,629	9,696	(1%)

Total liabilities and shareholders’ equity	$100,707	$105,452	(4%)

Yield Analysis
Interest-earning assets:
Commercial loans	7.47%	7.12%
Commercial mortgage loans	7.31%	7.08%
Commercial construction loans	7.67%	7.58%
Commercial leases	4.29%	5.00%
Residential mortgage loans	6.13%	5.90%
Home equity	7.66%	7.36%
Automobile loans	6.26%	5.65%
Credit card	10.82%	11.68%
Other consumer loans and leases	5.22%	4.92%

Total loans and leases	7.01%	6.74%
Taxable securities	5.01%	4.42%
Tax exempt securities	7.32%	7.41%
Other short-term investments	5.84%	5.44%

Total interest-earning assets	6.76%	6.22%
Interest-bearing liabilities:
Interest checking	2.22%	2.39%
Savings	3.21%	2.89%
Money market	4.42%	3.99%
Foreign office	4.35%	3.77%
Other time	4.61%	4.00%
Certificates - $100,000 and over	5.14%	4.66%
Other foreign office	5.19%	4.91%
Federal funds purchased	5.24%	4.93%
Other short-term borrowings	4.41%	4.18%
Long-term debt	5.55%	5.31%

Total interest-bearing liabilities	4.06%	3.87%
Ratios:
Net interest margin (taxable equivalent)	3.38%	3.03%
Net interest rate spread (taxable equivalent)	2.70%	2.35%
Interest-bearing liabilities to interest-earning assets	83.24%	82.54%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Assets
Interest-earning assets:
Commercial loans	$22,345	$21,587	$20,908	$21,228	$20,879
Commercial mortgage loans	11,117	11,030	10,566	9,929	9,833
Commercial construction loans	5,499	5,595	6,014	6,099	5,913
Commercial leases	3,700	3,678	3,661	3,762	3,740
Residential mortgage loans	10,396	10,201	10,166	10,038	9,699
Home equity	11,752	11,886	12,072	12,225	12,174
Automobile loans	10,865	10,552	10,230	9,834	9,522
Credit card	1,366	1,248	1,021	915	870
Other consumer loans and leases	1,204	1,271	1,223	1,232	1,308
Taxable securities	11,180	11,030	10,951	16,685	20,836
Tax exempt securities	490	508	534	568	587
Other short-term investments	459	173	188	1,009	159

Total interest-earning assets	90,373	88,759	87,534	93,524	95,520
Cash and due from banks	2,228	2,265	2,287	2,398	2,355
Other assets	10,330	10,524	10,140	9,440	8,745
Allowance for loan and lease losses	(800)	(781)	(769)	(760)	(752)

Total assets	$102,131	$100,767	$99,192	$104,602	$105,868

Liabilities
Interest-bearing liabilities:
Interest checking	$14,334	$15,061	$15,509	$15,744	$16,251
Savings	15,390	14,620	13,689	12,812	12,279
Money market	6,247	6,244	6,377	6,572	6,371
Foreign office	1,808	1,637	1,343	1,047	770
Other time	10,290	10,780	11,037	10,991	10,794
Certificates - $100,000 and over	6,062	6,511	6,682	6,750	6,415
Other foreign office	1,981	732	364	1,711	2,898
Federal funds purchased	4,322	3,540	2,505	3,615	4,546
Other short-term borrowings	3,285	2,372	2,400	4,468	4,056
Long-term debt	12,351	12,238	12,242	13,059	14,355

Total interest-bearing liabilities	76,070	73,735	72,148	76,769	78,735
Demand deposits	13,143	13,370	13,185	13,882	13,642
Other liabilities	3,593	4,063	3,889	3,801	3,613

Total liabilities	92,806	91,168	89,222	94,452	95,990
Shareholders’ equity	9,325	9,599	9,970	10,150	9,878

Total liabilities and shareholders’ equity	$102,131	$100,767	$99,192	$104,602	$105,868

Yield Analysis
Interest-earning assets:
Commercial loans	7.45%	7.45%	7.50%	7.46%	7.39%
Commercial mortgage loans	7.31%	7.30%	7.31%	7.34%	7.31%
Commercial construction loans	7.55%	7.69%	7.74%	7.82%	7.90%
Commercial leases	4.23%	4.32%	4.34%	4.88%	4.85%
Residential mortgage loans	6.12%	6.12%	6.17%	6.04%	5.96%
Home equity	7.63%	7.66%	7.69%	7.71%	7.67%
Automobile loans	6.34%	6.26%	6.18%	6.10%	5.84%
Credit card	10.03%	10.62%	12.17%	12.26%	12.06%
Other consumer loans and leases	5.23%	5.41%	5.03%	4.70%	4.77%

Total loans and leases	6.99%	7.01%	7.04%	7.03%	6.96%
Taxable securities	5.00%	4.98%	5.06%	4.57%	4.39%
Tax exempt securities	7.17%	7.38%	7.40%	7.30%	7.29%
Other short-term investments	5.35%	6.08%	6.82%	5.56%	5.69%

Total interest-earning assets	6.74%	6.76%	6.79%	6.58%	6.40%
Interest-bearing liabilities:
Interest checking	2.14%	2.21%	2.31%	2.41%	2.49%
Savings	3.15%	3.23%	3.27%	3.24%	3.08%
Money market	4.35%	4.44%	4.46%	4.40%	4.30%
Foreign office	4.33%	4.38%	4.32%	4.22%	4.11%
Other time	4.61%	4.63%	4.59%	4.46%	4.24%
Certificates - $100,000 and over	5.11%	5.12%	5.17%	5.15%	5.03%
Other foreign office	5.12%	5.31%	5.31%	5.33%	5.30%
Federal funds purchased	5.15%	5.31%	5.30%	5.31%	5.33%
Other short-term borrowings	4.50%	4.31%	4.37%	4.61%	4.42%
Long-term debt	5.47%	5.65%	5.54%	5.70%	5.66%

Total interest-bearing liabilities	4.04%	4.08%	4.07%	4.17%	4.14%
Ratios:
Net interest margin (taxable equivalent)	3.34%	3.37%	3.44%	3.16%	2.99%
Net interest rate spread (taxable equivalent)	2.70%	2.68%	2.72%	2.41%	2.26%
Interest-bearing liabilities to interest-earning assets	84.17%	83.07%	82.42%	82.08%	82.43%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$22,345	$21,587	$20,908	$21,228	$20,879
Commercial mortgage loans	11,117	11,030	10,566	9,929	9,833
Commercial construction loans	5,499	5,595	6,014	6,099	5,913
Commercial leases	3,700	3,678	3,661	3,762	3,740

Subtotal - commercial	42,661	41,890	41,149	41,018	40,365
Consumer:
Residential mortgage loans	10,396	10,201	10,166	10,038	9,699
Home equity	11,752	11,886	12,072	12,225	12,174
Automobile loans	10,865	10,552	10,230	9,834	9,522
Credit card	1,366	1,248	1,021	915	870
Other consumer loans and leases	1,204	1,271	1,223	1,232	1,308

Subtotal - consumer	35,583	35,158	34,712	34,244	33,573

Total average loans and leases	$78,244	$77,048	$75,861	$75,262	$73,938

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$22,649	$22,152	$21,479	$20,831	$21,260
Commercial mortgage loans	11,090	11,044	10,906	10,405	9,879
Commercial construction loans	5,463	5,469	5,688	6,168	5,879
Commercial leases	3,710	3,697	3,687	3,841	3,751

Subtotal - commercial	42,912	42,362	41,760	41,245	40,769
Consumer:
Residential mortgage loans	9,057	8,477	8,484	8,830	8,811
Home equity	11,737	11,780	11,926	12,153	12,235
Automobile loans	10,006	10,714	10,400	10,028	9,599
Credit card	1,460	1,263	1,111	1,004	876
Other consumer loans and leases	1,082	1,113	1,140	1,093	1,190

Subtotal - consumer	33,342	33,347	33,061	33,108	32,711

Total portfolio loans and leases	76,254	75,709	74,821	74,353	73,480
Loans held for sale	2,761	1,708	1,382	1,150	872
Operating lease equipment	283	209	212	202	142
Loans and Leases Serviced for Others (a):
Commercial loans	3,462	3,849	3,948	3,933	4,006
Commercial mortgage loans	203	202	621	770	756
Commercial construction loans	211	171	184	175	123
Commercial leases	193	230	250	263	256
Residential mortgage loans	33,109	31,538	30,253	28,688	27,823
Home equity	304	326	348	374	416
Automobile loans	—	88	115	146	180
Credit card	21	112	21	23	23
Other consumer loans and leases	17	8	11	—	—

Total loans and leases serviced for others	37,520	36,524	35,751	34,372	33,583

Total loans and leases serviced	$116,818	$114,150	$112,166	$110,077	$108,077

(a)	Fifth Third sells certain loans and leases and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	September 2007	June 2007	March 2007	December 2006	September 2006
Tier I capital:
Shareholders’ equity	$9,344	$9,191	$9,804	$10,022	$10,022
Goodwill and certain other intangibles	(2,310)	(2,318)	(2,328)	(2,336)	(2,345)
Unrealized (gains) losses	197	294	162	176	385
Qualifying trust preferred securities	1,390	815	815	165	165
Other	622	634	600	598	583

Total tier I capital	$9,243	$8,616	$9,053	$8,625	$8,810

Total risk-based capital:
Tier I capital	$9,243	$8,616	$9,053	$8,625	$8,810
Qualifying allowance for credit losses	926	901	885	867	857
Qualifying subordinated notes	1,697	1,646	1,696	1,893	1,150

Total risk-based capital	$11,866	$11,163	$11,634	$11,385	$10,817

Risk-weighted assets	$108,745	$105,950	$103,937	$102,823	$101,940
Ratios:
Average shareholders’ equity to average assets	9.13%	9.53%	10.05%	9.70%	9.33%
Regulatory capital:
Tier I capital	8.50%	8.13%	8.71%	8.39%	8.64%
Total risk-based capital	10.91%	10.54%	11.19%	11.07%	10.61%
Tier I leverage	9.27%	8.76%	9.36%	8.44%	8.52%

(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Average loans and leases (excluding held for sale):
Commercial loans	$22,183	$21,584	$20,908	$21,217	$20,879
Commercial mortgage loans	11,041	11,008	10,566	9,929	9,833
Commercial construction loans	5,499	5,595	6,014	6,099	5,913
Commercial leases	3,698	3,673	3,658	3,761	3,735
Residential mortgage loans	8,765	8,490	8,830	8,886	8,704
Home equity	11,752	11,881	12,062	12,224	12,174
Automobile loans	10,853	10,552	10,230	9,834	9,522
Credit card	1,366	1,248	1,021	915	870
Other consumer loans and leases	1,138	1,174	1,127	1,167	1,273

Total average loans and leases (excluding held for sale)	$76,295	$75,205	$74,416	$74,032	$72,903

Losses charged off:
Commercial loans	($24)	($29)	($19)	($37)	($29)
Commercial mortgage loans	(8)	(16)	(7)	(11)	(8)
Commercial construction loans	(5)	(7)	(6)	(3)	(1)
Commercial leases	—	—	(1)	(1)	—
Residential mortgage loans	(9)	(9)	(7)	(8)	(5)
Home equity	(29)	(22)	(19)	(16)	(16)
Automobile loans	(32)	(24)	(25)	(25)	(21)
Credit card	(14)	(12)	(11)	(11)	(9)
Other consumer loans and leases	(6)	(5)	(4)	(6)	(7)

Total losses	(127)	(124)	(99)	(118)	(96)
Recoveries of losses previously charged off:
Commercial loans	1	5	4	8	4
Commercial mortgage loans	—	—	—	—	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	1	1
Residential mortgage loans	—	—	—	—	—
Home equity	2	2	2	2	2
Automobile loans	7	9	9	6	6
Credit card	1	2	3	1	1
Other consumer loans and leases	1	4	10	3	2

Total recoveries	12	22	28	21	17
Net losses charged off:
Commercial loans	(23)	(24)	(15)	(29)	(25)
Commercial mortgage loans	(8)	(16)	(7)	(11)	(7)
Commercial construction loans	(5)	(7)	(6)	(3)	(1)
Commercial leases	—	—	(1)	—	1
Residential mortgage loans	(9)	(9)	(7)	(8)	(5)
Home equity	(27)	(20)	(17)	(14)	(14)
Automobile loans	(25)	(15)	(16)	(19)	(15)
Credit card	(13)	(10)	(8)	(10)	(8)
Other consumer loans and leases	(5)	(1)	6	(3)	(5)

Total net losses charged off	($115)	($102)	($71)	($97)	($79)

Net charge-off Ratios:
Commercial loans	0.41%	0.44%	0.29%	0.54%	0.47%
Commercial mortgage loans	0.26%	0.56%	0.26%	0.41%	0.30%
Commercial construction loans	0.35%	0.48%	0.37%	0.20%	0.07%
Commercial leases	(0.01%)	0.02%	0.03%	0.09%	(0.12%)
Residential mortgage loans	0.41%	0.43%	0.32%	0.31%	0.27%
Home equity	0.94%	0.66%	0.56%	0.46%	0.46%
Automobile loans	0.91%	0.58%	0.61%	0.76%	0.63%
Credit card	3.59%	3.28%	3.28%	4.07%	3.82%
Other consumer loans and leases	1.99%	0.78%	(1.36%)	1.37%	1.09%

Total net charge-off ratio	0.60%	0.55%	0.39%	0.52%	0.43%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2007	June 2007	March 2007	December 2006	September 2006
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$803	$784	$771	$761	$753
Total net losses charged off	(115)	(102)	(71)	(97)	(79)
Provision for loan and lease losses	139	121	84	107	87

Allowance for loan and lease losses, ending	$827	$803	$784	$771	$761
Reserve for unfunded commitments, beginning	$77	$79	$76	$76	$74
Provision for unfunded commitments	2	(2)	3	—	2

Reserve for unfunded commitments, ending	$79	$77	$79	$76	$76

Components of allowance for credit losses:
Allowance for loan and lease losses	$827	$803	$784	$771	$761
Reserve for unfunded commitments	79	77	79	76	76

Total allowance for credit losses	$906	$880	$863	$847	$837

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$569	$406	$390	$352	$320
Renegotiated loans and leases	—	—	—	—	—
Other assets, including other real estate owned	137	122	104	103	91

Total nonperforming assets	$706	$528	$494	$455	$411

Ninety days past due loans and leases (a)	$360	$302	$243	$210	$196

Ratios
Net losses charged off as a percent of average loans and leases	0.60%	0.55%	0.39%	0.52%	0.43%
Allowance for loan and lease losses as a percent of loans and leases	1.08%	1.06%	1.05%	1.04%	1.04%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.92%	0.70%	0.66%	0.61%	0.56%

(a)	Nonaccrual includes $66 million and Ninety Days Past Due includes $89 million of residential mortgage loans as of September 30, 2007.